Chordiant Non-GAAP Business Model

	Old Model *	New Model*
• ***Revenue***		
License Revenue	35% to 50%	45% to 55%
Service Revenue	50% to 65%	55% to 45%
• ***Margins***		
License Margin	95% to 97%	96% to 97%
Services Margin	45% to 55%	55% to 60%
Gross Margin	**70% to 72%**	**74% to 76%**
• ***Operating Expenses***		
Sales & Marketing	27% to 26%	28% to 26%
Research & Development	20% to 19%	20% to 19%
General & Administrative	13% to 12%	12% to 11%
TOTAL OPEX	**60% to 57%**	**59% to 56%**
• ***Non-GAAP Operating Income***	**10% to 15%**	**15% to 20%**

**Excludes stock-based compensation, intangible amortization, non-recurring and restructuring charges*
(Revised April 30, 2007)